UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 5, 2007
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adoption of 2008 Performance Bonus Plan
On December 5, 2007, the Compensation Committee of the Board of Directors of PRG-Schultz International, Inc. (the “Company”) established the terms for the 2008 performance bonus plan in which the Company’s principal executive officer, principal financial officer and its other currently employed named executive officers will participate. The material terms of the 2008 bonus plan are as follows:
•	Bonuses under the 2008 bonus plan are based entirely on the Company achieving certain levels of consolidated adjusted EBITDA established by the Compensation Committee.

•	No bonuses will be paid under the 2008 bonus plan unless the Company achieves a pre-established adjusted EBITDA amount (the “Bonus Threshold”).

•	At the Bonus Threshold, the bonus payout under the plan will be 50% of the target bonus set forth in each participant’s employment agreement.

•	The target bonuses established in each participant’s employment agreement will be paid upon the Company meeting a second pre-established adjusted EBITDA amount that is higher than the Bonus Threshold.

•	Maximum bonuses, as set forth in each participant’s employment agreement, will be paid under the 2008 bonus plan if the Company achieves a third pre-established adjusted EBITDA amount that is higher than the second amount .

•	Bonus payouts under the 2008 bonus plan will be increased pro-rata to the extent that consolidated adjusted EBITDA exceeds the minimum threshold for one bonus tier, but does not meet the minimum threshold for the next higher bonus tier. In no event, however, will plan participants receive a bonus that exceeds the maximum bonus set forth for the participants in their respective employment agreements.
MIP Award Amendments
On December 5, 2007, the Compensation Committee of the Board of Directors of the Company, in light of the extension of the transition rule under Section 409A of the Internal Revenue Code of 1986, as amended (“409A”), approved amendments to the outstanding Performance Unit Agreements (the “Award Amendments”) governing awards made under the Company’s Amended and Restated 2006 Management Incentive Plan (the “2006 MIP”). Awards under the 2006 MIP were previously granted to the Company’s currently employed named executive officers in September 2006, each of which has entered into an Award Amendment. The Award Amendments permit each executive to change the payment schedule for his or her Performance Units so long as the new payment schedule (i) is permitted by the 2006 MIP, (ii) is consistent with the transition rules under 409A, (iii) is effective on or before December 31, 2008 or, if later, the last day to which the transition rule under 409A may be extended, (iv) does not accelerate into the calendar year in which the change is effective any amounts that would be payable after that time or defer later than that calendar year any payments that would otherwise be payable in the calendar year in which the change is effective, (v) does not specify less than 25% of the executive’s Performance Units be paid in each of the selected payment years and (vi) only provides for payment as of April 30 in the selected payment years between 2008 and 2016, inclusive.
Except as described above, all other material terms of the Performance Unit Agreements remain in full force and effect and the Performance Units remain subject to the provisions of the 2006 MIP, including, without limitation, the provisions that limit an executive from receiving payment of his or her Performance Units earlier than the following dates and in excess of the associated cumulative amounts: March 17, 2008 — 25%; March 17, 2009 — 50%; March 17, 2010 — 75%; and March 17, 2011 — 100%. A copy of the form of Amendment of Performance Unit Agreement is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 5, 2007, the Board of Directors of the Company amended the Company’s Bylaws to permit the issuance of uncertificated shares. The amendment was made in order for the Company to meet the Nasdaq listing standard for Nasdaq’s Direct Registration System (“DRS”). DRS enables investors to maintain securities electronically on the books of a transfer agent or issuer, and allows for the electronic transfer of securities.
The Bylaws, as amended, are attached filed with this Current Report as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

	3.1	Bylaws, as amended, of PRG-Schultz International, Inc.
	10.1	Form of Amendment of Performance Unit Agreement

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: December 11, 2007